]     As filed with the Securities and Exchange Commission on March 18, 2004
                                                                File No. 333-___

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ---------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ---------

                             TENNECO AUTOMOTIVE INC.
             (Exact Name of Registrant as Specified in its Charter)

              DELAWARE                                       76-0515284
(State or Other Jurisdiction of Incorporation    (I.R.S. Employer Identification
                 or Organization)                 No.)

        500 NORTH FIELD DRIVE
        LAKE FOREST, ILLINOIS                                  60045
(Address of Principal Executive Offices)                     (Zip Code)

                             TENNECO AUTOMOTIVE INC.
                          2002 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                               TIMOTHY R. DONOVAN
  EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND MANAGING DIRECTOR-INTERNATIONAL
                             TENNECO AUTOMOTIVE INC.
                              500 NORTH FIELD DRIVE
                           LAKE FOREST, ILLINOIS 60045
                     (Name and Address of Agent For Service)

                                 (847) 482-5000
          (Telephone Number, Including Area Code, of Agent For Service)
                                   ---------
                         CALCULATION OF REGISTRATION FEE




   TITLE OF CLASS OF SECURITIES        AMOUNT TO BE       OFFERING PRICE        AGGREGATE            AMOUNT OF
         TO BE REGISTERED              REGISTERED(1)        PER SHARE         OFFERING PRICE      REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------

Common stock ($0.01 par value)           2,000,000          $12.95 (2)       $25,900,000 (2)         $3,281.53
--------------------------------------------------------------------------------------------------------------------
Preferred share purchase rights         10,000,000             (3)                 (3)                  (3)
--------------------------------------------------------------------------------------------------------------------


(1) The amount to be registered includes 2,000,000 shares of common stock (and 10,000,000 associated preferred share purchase rights). The number of shares of common stock to be registered may be adjusted in accordance with the provisions of the Tenneco Automotive Inc. 2002 Long-Term Incentive Plan, as amended and restated, in the event of a corporate transaction involving Tenneco Automotive Inc. including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares. Accordingly, this registration statement covers, in addition to the number of shares of common stock (and preferred share purchase rights) stated above, an indeterminate number of shares (and rights) which by reason of any such events may be issued.
(2) Pursuant to Rule 457(h)(1) of the Securities Act of 1933, estimated solely for the purpose of determining the registration fee on the basis of the average of the high and low sales prices on March 15, 2004, as reported on the New York Stock Exchange.
(3) The preferred share purchase rights initially are attached to and trade with the shares of common stock being registered hereby. Value attributable to such rights, if any, is reflected in the market price of the common stock.

        Pursuant to General Instruction E to Form S-8, the contents of the Company's registration statement on Form S-8, File No. 333-101973, are incorporated herein by reference. This registration statement covers 2,000,000 additional shares of common stock (and 10,000,000 associated preferred share purchase rights) issuable under the Tenneco Automotive Inc. 2002 Long-Term Incentive Plan, as amended and restated.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, which have heretofore been filed by Tenneco Automotive Inc. with the Securities and Exchange Commission, are incorporated by reference herein and shall be deemed to be a part hereof:

        (a) The description of the Company's common stock contained in the Company's registration statement on Form 10 (File No. 1-12387), originally filed with the SEC on October 30, 1996, and the description of the preferred share purchase rights contained in the Company's registration statement on Form 8-A, originally filed with the SEC on September 17, 1998 (File No. 1-12387), in each case including all amendments thereto and all reports filed for the purpose of updating the description included therein;

        (b) Annual report on Form 10-K for the year ended December 31, 2003;

        (c) Current reports on Form 8-K dated February 17, 2004 and March 10, 2004, in each case as the same may have been amended;

        (d) Information filed pursuant to Item 5 in the Company's current report on Form 8-K dated January 27, 2004, as the same may have been amended; and

        (e) The Company's registration statement on Form S-8 filed with the Securities and Exchange Commission on December 18, 2002 (File No. 333-101973).

        In addition to the foregoing, all documents subsequently filed by Tenneco Automotive Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a subsequent statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of the registration statement.

ITEM 8. EXHIBITS.

        See Index to Exhibits which is incorporated herein by reference.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on March 18, 2004.

                                TENNECO AUTOMOTIVE INC.


                                By:          /s/ Mark P. Frissora
                                         ---------------------------
                                               Mark P. Frissora
                                     Chairman and Chief Executive Officer



                                POWER OF ATTORNEY

        Each of the undersigned, a director and/or officer of Tenneco Automotive Inc., does hereby constitute and appoint Mark Frissora, Timothy R. Donovan, and Kenneth Trammell, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that the attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her respective capacity as a member of the board of directors or officer of Tenneco Automotive Inc. the registration statement and/or any other form or forms as may be appropriate to be filed with the Securities and Exchange Commission as any of them may deem appropriate in respect of the common stock of the company, to any and all amendments thereto, including post-effective amendments, to such registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue of this prospectus.

        Under the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 18, 2004.





                   SIGNATURE                                       TITLE
                   ---------                                       -----

      /s/ Mark P. Frissora                      Chairman and Chief Executive Officer
--------------------------------------
          Mark P. Frissora

      /s/ Timothy R. Donovan                    Executive Vice President, General Counsel and
--------------------------------------          Managing Director -- International and Director
          Timothy R. Donovan

      /s/ Kenneth R. Trammell                   Senior Vice President and Chief Financial Officer
--------------------------------------
          Kenneth R. Trammell

      /s/ Charles W. Cramb                      Director
--------------------------------------
          Charles W. Cramb

      /s/ M. Kathryn Eickhoff                   Director
--------------------------------------
          M. Kathryn Eickhoff

      /s/ Frank E. Macher                       Director
--------------------------------------
          Frank E. Macher





      /s/ Sir David Plastow                   Director
--------------------------------------
          Sir David Plastow

      /s/ Roger B. Porter                     Director
--------------------------------------
          Roger B. Porter

      /s/ David B. Price, Jr.                 Director
--------------------------------------
          David B. Price, Jr.

      /s/ Dennis G. Severance                 Director
--------------------------------------
          Dennis G. Severance

      /s/ Paul T. Stecko                      Director
--------------------------------------
          Paul T. Stecko





                                  EXHIBIT INDEX

   EXHIBIT                            DESCRIPTION OF EXHIBIT
   NUMBER                             ----------------------
  --------

   *5.1         Opinion of Timothy R. Donovan, Executive Vice President, General Counsel and
                Managing Director - International, Tenneco Automotive Inc.

  *23.1         Consent of Deloitte & Touche LLP.

   23.2         Consent of Timothy R. Donovan (included in Exhibit 5.1).

   24.1         Powers of Attorney (contained on the signature page of this registration statement).

   99.1         Tenneco Automotive Inc. 2002 Long-Term Incentive Plan (as amended and restated
                effective March 11, 2003) (incorporated herein by reference to Tenneco Automotive
                Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, Commission
                File No. 1-12387).

* Filed herewith.

